                                    EXHIBIT 1

                           JOINT ACQUISITION STATEMENT
                           PURSUANT TO RULE 13d-1(f)1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate. A Power of Attorney, dated January 14, 1997, granted by David Shaw in favor of Daniel Fishbane, is attached hereto.

                                    D. E. SHAW & CO., INC.
                                    By: David E. Shaw
                                        President
                                    By: /s/ Daniel Fishbane
                                        Attorney-in-fact for David E. Shaw

                                    D. E. SHAW & CO., L.P.
                                    By: David E. Shaw
                                        Managing Director
                                    By: /s/ Daniel Fishbane
                                        Attorney-in-fact for David E. Shaw

                                    D. E. SHAW SECURITIES, L.P.
                                    By: D. E. SHAW & CO., L.P., as
                                        General Partner
                                    By: David E. Shaw
                                        Managing Director
                                    By: /s/ Daniel Fishbane
                                        Attorney-in-fact for David E. Shaw

                                    D. E. SHAW INVESTMENTS, L.P.
                                    By: D. E. SHAW & CO., L.P., as
                                        General Partner
                                    By: David E. Shaw
                                        Managing Director
                                    By: /s/ Daniel Fishbane
                                        Attorney-in-fact for David E. Shaw


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                                    D. E. SHAW & CO. INTERNATIONAL, L.L.C.
                                    By: D. E. SHAW & CO., INC., as
                                        member manager
                                    By: David E. Shaw

                                        President
                                    By: /s/ Daniel Fishbane
                                        Attorney-in-fact for David E. Shaw

                                    DAVID E. SHAW
                                    By: /s/ Daniel Fishbane
                                        Attorney-in-fact for David E. Shaw


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                                   SCHEDULE A

Transactions in the class of securities (the Shares) for which this Schedule 13D is filed during the period from the 60th day prior to June 4, 1997 until June 4, 1997. All transactions were short sales and were effected over NASDAQ.

Transaction                Date Of     Number Of shares    Price Per
Effected By                Purchase    Sold Short          Share
------------------         --------    ----------------    ---------
SecLP                      970514           (9000)           24.0
IntlLLC                    970514           (4000)           24.0
InvLP                      970514           (7000)           24.0
InvLP                      970515           (1500)           23.75
IntlLLC                    970515           (900)            23.75
SecLP                      970515           (1900)           23.75
SecLP                      970522           (15700)          24.0
IntlLLC                    970522           (7000)           24.0
InvLP                      970522           (12100)          24.0
InvLP                      970523           (8700)           24.5
IntlLLC                    970523           (5000)           24.5
SecLP                      970523           (11300)          24.5
IntlLLC                    970528           (2600)           25.0
InvLP                      970528           (4800)           25.0
SecLP                      970528           (5900)           25.0
SecLP                      970603           (8000)           25.25
SecLP                      970603           (11600)          25.375
IntlLLC                    970603           (5100)           25.375
InvLP                      970603           (9000)           25.375
SecLP                      970604           (30000)          26.0
IntlLLC                    970604           (17700)          26.0
InvLP                      970604           (27300)          26.0
InvLP                      970609           (13700)          25.976
IntlLLC                    970609           (8100)           25.976
SecLP                      970609           (18200)          25.976


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                      POWER OF ATTORNEY FOR CERTAIN FILINGS

                    UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, DAVID E. SHAW, hereby make, constitute and  appoint each of:

                  Lou Salkind,

                  Stu Steckler,

                  Anne Dinning and

                  Danny Fishbane,

acting individually, as my agent and attorney-in-fact, with full power of substitution, for the purpose of, from time to time, executing in my name, my individual capacity and/or my capacity as President of D. E. Shaw & Co., Inc. (acting for itself or as the general partner of D. E. Shaw & Co., L.P.) all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including without limitation Forms 3, 4, 5, 13D, 13F and 13G required to be filed with the Securities and Exchange Commission; and delivering, furnishing or filing any such documents with the appropriate governmental or regulatory authority. Any such determination shall be conclusively evidenced by such person's execution and delivery, furnishing or filing of the applicable document.

This power of attorney shall be valid from the date hereof.

IN WITNESS WHEREOF, I have executed this instrument as of the date set forth below.

Date: January 14, 1997

DAVID E. SHAW

/s/ David E. Shaw

New York, New York